Exhibit 2.4

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: MODIVCARE INC., et al., Debtors.[1]	x : : : : : : x	Chapter 11 Case No. 25-90309 (ARP) (Jointly Administered)

NOTICE OF FILING OF SECOND PLAN SUPPLEMENT
FOR THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF
REORGANIZATION OF MODIVCARE INC. AND ITS DEBTOR AFFILIATES

PLEASE TAKE NOTICE that on November 14, 2025, the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) filed the Notice of Filing of Plan Supplement for the First Amended Joint Chapter 11 Plan of Reorganization of ModivCare Inc. and Its Debtor Affiliates [Docket No. 725] (the “First Plan Supplement”) with the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

PLEASE TAKE FURTHER NOTICE that, as contemplated by the First Amended Joint Chapter 11 Plan of Reorganization of ModivCare Inc. and Its Debtor Affiliates [Docket No. 465] (as may be amended, modified, or supplemented from time to time, and including all exhibits and supplements thereto, the “Plan”), the Debtors hereby file this second plan supplement (the “Second Plan Supplement” and together with the First Plan Supplement, the “Plan Supplement”). Capitalized terms used but not defined herein have the meanings set forth in the Plan. This Second Plan Supplement includes the following exhibits (in each case, as may be amended, modified, or supplemented from time to time):

EXHIBIT	DOCUMENT
A	Revised Schedule of Retained Causes of Action
B	Redline to Prior Schedule of Retained Causes of Action [2]

PLEASE TAKE FURTHER NOTICE that, the remaining exhibits to the Plan Supplement will be filed with the Court under separate notices.

[1]

A complete list of each of the Debtors in these chapter 11 cases (the “Chapter 11 Cases”) and the last four digits of each Debtor’s taxpayer identification number (if applicable) may be obtained on the website of the Debtors’ claims and noticing agent at https://www.veritaglobal.net/ModivCare. Debtor ModivCare Inc.’s principal place of business and the Debtors’ service address in the Chapter 11 Cases is 6900 E. Layton Avenue, Suite 1100 & 1200, Denver, Colorado 80237.

[2]

The redline attached hereto as Exhibit B does not include Annexes I-III to the Revised Schedule of Retained Causes of Action because such Annexes I-III are unchanged from those appended to the Schedule of Retained Causes of Action appended to the Schedule of Retained Causes of Action included in the First Plan Supplement.

PLEASE TAKE FURTHER NOTICE that, these documents remain subject to continuing negotiations in accordance with the terms of the Plan and the Restructuring Support Agreement and the final versions may contain material differences from the versions filed herewith. For the avoidance of doubt, the parties thereto have not consented to such document as being in final form and reserve all rights in that regard. Such parties reserve all of their respective rights with respect to such documents and to amend, modify, or supplement the Plan Supplement and any of the documents contained therein through the Effective Date in accordance with the terms of the Plan and the Restructuring Support Agreement. To the extent material amendments or modifications are made to any of these documents, the Debtors will file a revised version with the Court prior to the hearing to consider confirmation of the Plan (the “Confirmation Hearing”).

PLEASE TAKE FURTHER NOTICE that, the Plan Supplement is integral to, part of, and incorporated by reference into the Plan. Please note, however, these documents have not yet been approved by the Court. If the Plan is confirmed, the documents contained in the Plan Supplement (including any amendments, modifications, or supplements thereto) will be approved by the Court pursuant to the order confirming the Plan.

PLEASE TAKE FURTHER NOTICE that, the deadline for filing objections to confirmation of the Plan is 4:00 p.m. (Prevailing Central Time) on November 25, 2025 (the “Objection Deadline”). Any objections to confirmation of the Plan shall: (a) be in writing; (b) conform to the applicable Bankruptcy Rules and the Bankruptcy Local Rules; (c) set forth the name of the objecting party, the basis for the objection, and the specific grounds thereof; and (d) be filed with the Clerk of the Court no later than the Objection Deadline. CONFIRMATION OBJECTIONS NOT TIMELY FILED AND SERVED IN THE MANNER SET FORTH HEREIN MAY NOT BE CONSIDERED BY THE COURT AND MAY BE OVERRULED WITHOUT FURTHER NOTICE.

PLEASE TAKE FURTHER NOTICE that, the Confirmation Hearing is scheduled to commence on December 8, 2025 at 9:00 a.m. (Prevailing Central Time) before the Honorable Alfredo R. Perez of the United States Bankruptcy Court, Southern District of Texas, 4th Floor, Courtroom 400, 515 Rusk Street, Houston, Texas 77002. The Confirmation Hearing may be continued by the Court or by the Debtors without further notice other than by announcement of the same in open court and/or by filing and serving a notice of adjournment. In the event of a timely filed objection that is not settled by the parties, the Court shall hear such objection at the Confirmation Hearing or on a later date as may be fixed by the Court.

PLEASE TAKE FURTHER NOTICE that, copies of the documents included in the Plan Supplement or the Plan, or any other document filed in the Chapter 11 Cases, may be obtained free of charge by visiting the website maintained by the Debtors’ claims and noticing agent, Kurtzman Carson Consultants LLC, d/b/a Verita Global, at https://www.veritaglobal.net/ModivCare. You may also obtain copies of any pleadings filed in the Chapter 11 Cases through the Court’s electronic case filing system at https://www.txs.uscourts.gov/page/bankruptcy-court using a PACER password (to obtain a PACER password, go to the PACER website at http://pacer.psc.uscourts.gov).

THIS NOTICE IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY. IF YOU HAVE QUESTIONS WITH RESPECT TO ANYTHING STATED HEREIN OR IF YOU WOULD LIKE TO OBTAIN ADDITIONAL INFORMATION, PLEASE CONTACT THE NOTICE AND CLAIMS AGENT E-MAIL: MODIVCAREINFO@VERITAGLOBAL.COM. PLEASE NOTE THAT THE NOTICE AND CLAIMS AGENT CANNOT PROVIDE LEGAL ADVICE.

[Remainder of page intentionally left blank.]

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Dated: November 24, 202 Houston, Texas	Respectfully submitted, /s/ Timothy A. (“Tad”) Davidson II

HUNTON ANDREWS KURTH LLP

Timothy A. (“Tad”) Davidson II (Texas Bar No. 24012503)

Catherine A. Rankin (Texas Bar No. 24109810)

Brandon Bell (Texas Bar No. 24127019)

600 Travis Street, Suite 4200

Houston, TX 77002

Telephone: (713) 220-4200

Email: taddavidson@hunton.com

 catherinerankin@hunton.com

 bbell@hunton.com

- and -

LATHAM & WATKINS LLP

Ray C. Schrock (NY Bar No. 4860631)

Keith A. Simon (NY Bar No. 4636007)

George Klidonas (NY Bar No. 4549432)

Jonathan J. Weichselbaum (NY Bar No. 5676143)

1271 Avenue of the Americas

New York, NY 10020

Telephone: (212) 906-1200

Email: ray.schrock@lw.com

 keith.simon@lw.com

 george.klidonas@lw.com

 jon.weichselbaum@lw.com

Co-Counsel for the Debtors and Debtors in Possession

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CERTIFICATE OF SERVICE

I certify that on November 24, 2025, a true and correct copy of the foregoing document was served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas on those parties registered to receive electronic notices.

By:	/s/ Timothy A. (“Tad”) Davidson II
Timothy A. (“Tad”) Davidson II

EXHIBIT A

Revised Schedule of Retained Causes of Action

EXHIBIT A1

Schedule of Retained Causes of Action

This schedule is the “Schedule of Retained Causes of Action” referenced in Sections 10.6(a), 10.6(b) and 10.8 of the Plan. Notwithstanding anything to the contrary herein or in the Plan, any Causes of Action against Non-Released Parties (defined below) shall constitute retained causes of action and shall not be released by any Debtor or Affiliate thereof under the Plan. All Causes of Action described, identified and retained herein shall exclude any Causes of Action that are expressly released under the Plan or any order of the Bankruptcy Court, including those released with respect to the Released Parties (which, for the avoidance of doubt, shall exclude the Non-Released Parties).

Subject to the paragraph above, the Causes of Actions described and identified herein are intended to be numerous and may have varying degrees of value on an individual basis but may have material value in the aggregate, the exact amount of which is indeterminate as of the date hereof. The bases and nature of the Causes of Action described or identified herein, as well as the identification of persons or entities who may be defendants or the description of the classes or categories thereof, shall be read and interpreted as broadly as possible. To the extent that a Cause of Action or a creditor or other party, person, or entity, may be construed as coming within the scope of any basis or nature of claim or description herein, they shall be interpreted as within the scope of such basis or description, subject to the paragraph above. Without limiting the generality of the foregoing, the word “including (and, with correlative meaning, the forms of the word “include”) shall mean including, without limiting the generality of any description preceding that word.

A.	Nature and/or Basis of Claims and Causes of Action

Subject to the first two paragraphs above, the Causes of Action retained shall include any claims, rights, and causes of action, whether based on the federal law of the United States, state law, municipal law, territorial law, the law of any other country, nation, international law, or common law, or any other law or right, and whether arising in law or equity (or otherwise), and whether before or after the Petition Date, based on the following or as described in the Debtors’ Annexes hereto: breach of fiduciary duties, breach of duty of care, breach of duty of loyalty, breach of the duty of good faith, usurpation of corporate opportunities, breach of implied covenant of good faith and fair dealing, conversion, theft, misappropriation of assets, misappropriation of trade secrets, sharing of confidential information, unfair competition, breach of contract, breach of warranty, breach of promissory note, breach of any other duty or obligation, fraud, misrepresentation, constructive fraud, negligence, negligence per se, gross negligence, actual or constructive fraudulent conveyance, actual or constructive fraudulent transfer, quiet title, fraudulent misrepresentation, negligent misrepresentation, fraudulent concealment, fraudulent inducement, tortious interference, tortious interference with business relations, tortious interference with existing contracts, tortious interference with prospective contracts, intentional interference with prospective economic advantage, quantum meruit, unjust enrichment, money had and received, abuse of process, spoliation of evidence, alter ego, veil piercing, entity consolidation (including substantive consolidation), securities fraud, unlawful dividend, assumption of liability, unjust enrichment, disgorgement, corporate waste, misappropriation, deceptive trade practices, embezzlement, civil conspiracy, malpractice, respondeat superior, vicarious liability, substantive consolidation, recharacterization, business disparagement, defamation, commercial disparagement, libel, slander, injurious falsehood, product liability, premises liability, indemnity, preference, account stated, claims for recovery of distributions or dividends, claims for indemnification, promissory estoppel, equitable estoppel, judicial estoppel, quasi-contract claims, any counterclaims, all rights, claims and causes of action under the Bankruptcy Code (including equitable subordination, any equitable or injunctive relief (including any temporary restraining order, temporary injunction, or permanent injunction)), turnover, aiding and abetting any claim or cause of action (including any Cause of Action), conspiracy, extortion, racketeering (including any cause of action under civil Racketeer Influenced and Corrupt Organizations Act and any state law or other corollaries), avoidance and preference actions provided for under Chapter 5 of the Bankruptcy Code, including sections 502(d), 542, 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code, any objection or motion to disallow claims in accordance with sections 502 and 506(c) of the Bankruptcy Code, claims brought under state law (or the law of any province, municipality, subdivision, or territory), claims brought under federal law, claims brought under international law, claims under any common-law theory of tort or law or equity, and any claims similar in nature to the foregoing claims.

1  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

For the avoidance of doubt, but subject to the first two paragraphs of this schedule with respect to the Released Parties, the retained Causes of Action shall include, but shall not be limited to, any of the foregoing claims and any other claim, in any case, based upon, arising out of, or in any way related to any action, agreement, instrument, contract, disclosure, deliberation, release, or transaction received, made, entered into, or delivered in connection with any of the following:

1.

AI Catalyst Fund, LP and each of their respective Affiliates and any current and former employee, officer, director, manager, member, shareholder, controlling person, affiliate, subsidiary, or other representative or advisor of any of the foregoing Persons, and any of their subsidiaries (collectively, “AI Catalyst Parties”, or the “Non-Released Parties”), whether occurring prior to or after the Petition Date, related to any interest held by them in or owed to them (including, without limitation, any equity or equity linked instrument, the Second Lien Notes, and the Subordinated Unsecured Notes) by any Debtor (or Affiliate thereof), any dealings with any Debtor (or Affiliate thereof), any services provided by them to any Debtor (or Affiliate thereof), or with the service on the board of any Debtor (or Affiliate thereof); provided that, the pursuit of the Causes of Action retained pursuant to this paragraph shall not directly or indirectly delay or impede the confirmation or consummation of the Plan;

2.

all defenses, counterclaims, crossclaims and any affirmative defenses of the Debtors and Reorganized Debtors (or Affiliate thereof) related to the assertion of any Indemnification Obligations by any current or former director, officer, employee or agent of any Debtor (or any Affiliates thereof) or other Person, including but not limited to any Non-Released Party;

3.

any and all claims or causes of action based in whole or in part upon any and all insurance contracts and insurance policies to which any Debtor or Reorganized Debtor (or Affiliate thereof) is a party or pursuant to which any Debtor or Reorganized Debtor (or Affiliate thereof) has any rights whatsoever, regardless of whether such contract or policy is specifically identified in the Plan, this Plan Supplement, or any amendments thereto, including, without limitation, Causes of Action against insurance carriers, reinsurance carriers, insurance brokers, underwriters, occurrence carriers, or surety bond issuers relating to coverage, indemnity, contribution, reimbursement, or any other matters, including, without limitation, all Causes of Action related to the Debtors’ or Reorganized Debtors’ (or any Affiliates’) insurance policies listed on Annex I hereto;

2

4.

any and all claims or causes of action based in whole or in part upon any and all tax obligations to which any Debtor or Reorganized Debtor (or Affiliate thereof) is a party or pursuant to which any Debtor or Reorganized Debtor (or Affiliate thereof) has any rights whatsoever, including, without limitation, against or related to all Entities that owe or that may in the future owe money related to tax refunds to the Debtors or the Reorganized Debtors (or Affiliates thereof), regardless of whether such Entity is specifically identified herein, and including, without limitation, all Causes of Action listed on Annex II hereto; and

5.

any and all claims or causes of action against or related to all Entities (or Affiliates thereof) that are party to or that may in the future become party to litigation, arbitration, or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal or judicial or non-judicial, regardless of whether such Entity (or its Affiliate) is specifically identified in the Plan, this Plan Supplement, or any amendments thereto, and including, without limitation, all Causes of Action listed on Annex III hereto.

B.	Potential Defendants and Classes and Categories of Defendants

With respect to any Non-Released Party (as such term is defined above), and any other person or entity that is not a Released Party under the Plan, the Causes of Action retained shall include any claim or cause of action identified or otherwise described, categorized, classified, or referenced below, including:

(i) each Person against whom a Cause of Action is retained in Sections A(3) through A(5) above (ii) any current and former officer, director, manager, member, shareholder, controlling person, affiliate, subsidiary, or other representative or advisor of any Debtor, and any of their subsidiaries, (iii) any past or present counterparty or other party with an interest in any of the aforementioned transactions or conduct listed above; (iv) any persons or entities identified on any of the Debtors’ Statements of Financial Affairs as recipients of certain payments made within 90 days of the Petition Date; (v) any person or entity identified or described in the Debtors’ Schedules; (vi) any current or former insider (whether “statutory” or “non-statutory,” including any Insider), including any persons or entities identified on any of the Debtors’ statements of financial affairs as recipients of certain payments made within 1 (one) year prior to the Petition Date; (vii) any person or entity that, at any time, asserted an interest in or control over the Debtors or any affiliate or subsidiary of any of the Debtors; (viii) any current or former shareholder or other equity-holder of any of the Debtors or any affiliate or subsidiary of any of the Debtors; (ix) any current or former contractor or vendor to any of the Debtors or any affiliate or subsidiary of any of the Debtors; (x) any current or former insurer, surety, or insurance broker to any of the Debtors or any affiliate or subsidiary of any of the Debtors; (xi) any former professional (including any attorney, accountant, auditor, appraiser, broker, tax professional, or other consultant) retained by any of the Debtors or any subsidiary or affiliate of any of the Debtors; (xii) any person or entity who had possession of or control over any of the Debtors’ or any affiliate or subsidiary of any of the Debtors’ books and records, in whole or in part, at any time; (xiii) any person or entity who received money, personal property, intellectual property, intangibles, or real property from any of the Debtors or any affiliate or subsidiary of any of the Debtors at any time; (xiv) any person or entity to which any of the Debtors or any affiliate or subsidiary of any of the Debtors incurred any obligation at any time; (xv) any person, entity, or governmental unit, asserting any lien, encumbrance, or interest in or on any property of any of the Debtors’ or any affiliate or subsidiary of any of the Debtors’ estates; (xvi) any person or entity that was a party or beneficiary of any contract, lease, or settlement agreement (or similar agreement) with any of the Debtors or any affiliate or subsidiary of any of the Debtors, or their insiders (whether “statutory” or “non- statutory,” including any Insider); (xvii) any person or entity who entered into a service agreement with any of the Debtors or any affiliate or subsidiary of any of the Debtors; (xviii) any person or entity who leased or purchased any truck, trailer, vehicle, or other equipment from any of the Debtors or any affiliate or subsidiary of any of the Debtors at any time before the Petition Date; (xix) any person or entity who had any debt, claim, or obligation released, waived, or forgiven by any of the Debtors or any affiliate or subsidiary of any of the Debtors at any time; (xx) any person or entity who acted in violation of, or with recklessness or disregard with respect to, any federal, state, local, or other applicable law with respect to or otherwise concerning any of the Debtors or any affiliate or subsidiary of any of the Debtors; and (xxi) any person or entity who aided, aided and abetted, or otherwise assisted any person or entity identified or described in the foregoing sentence or the conduct identified, described, or referenced in Section A hereof. Additionally, with respect to any person or entity identified, referenced, or described in the foregoing: (a) any entity owned directly or indirectly, whether in whole or in part, or otherwise controlled, or operated for the benefit of any person or entity identified or described herein; (b) any entity for which any person or entity identified or described herein is, or holds itself as, a principal, employee, agent, officer, member, or director; (c) any spouse, parent, grandparent, cousin, offspring, family member, or other relation of any person described herein; (d) any affiliate or subsidiary of any entity identified or described herein; and (e) any mediate or intermediate transferee from any person or entity identified or described herein.

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Annex I

Retained Causes of Action Related to Insurance Policies

(see attached)

Annex I

Retained Causes of Action Related to Insurance Policies

The retained Causes of Action include all claims related to insurance policies against the insurance carriers listed below:

Insurance Carriers
AIG (National Union Fire Insurance Company of Pittsburgh, Pa.) 1271 Ave of the Americas, FL 37 New York, NY 10020
Allianz 225 West Washington Street, Suite 1800 Chicago, IL 60606
Arch (Fireman’s Fund) 2345 Grand Blvd. Suite 900 Kansas City, MO 64108
AXA XL 100 Constitution Plaza, 17th Floor Hartford, CT 06103
Beazley USA Services, Inc. 30 Batterson Park Road Farmington, Connecticut 06032 Tel: (860) 677-3700 Fax: (860) 679-0247
Berkshire Hathaway Specialty Insurance 3555 Farnam Street Omaha, NE 68131
Chubb (Ace American Insurance Company/Federal Insurance Co.) Chubb Group Centralized Operations 1 Beaver Valley Road Wilmington, DE 19803
CNA (Continental Casualty Company) 151 N Franklin St Chicago, IL 60606
Fair American Insurance and Reinsurance Company (Atri) One Liberty Plaza, 165 Broadway New York, NY 10006
Great American Insurance Company 301 E. 4th Street Cincinnati, Ohio 45202

Liberty Mutual Fire Ins. Co. Liberty Surplus Ins. Co. Liberty Mutual Insurance Company 175 Berkeley St. 6th Floor Boston, MA 02116
Mercer Insurance Company 118 2nd Ave SE P.O. Box 73909 Cedar Rapids, IA 52407-3909
MSIG SPECIALTY INSURANCE USA INC (A New York Stock Company) 15 Independence Boulevard Warren, New Jersey 07059
RSUI (Landmark American Insurance Co.) 945 East Paces Ferry Road Northeast, Suite 1800 Atlanta, GA 30326
Scottsdale Insurance Co. 18700 North Hayden Road Scottsdale, Arizona 85255
Sompo (Endurance Insurance Co.) 1221 Avenue of The Americas New York, NY 10020
Travelers Insurance 540 W Madison St Chicago, IL 60661
Westfield Select Insurance Company One Park Circle P.O. Box 5001 Westfield Center, OH 44251

Annex II

Retained Causes of Action Relating to Taxing Authorities

(see attached)

Annex II

Retained Causes of Action Related to Taxing Authorities

Taxing Authorities	Noticing Address	Tax Type
Abington Municipal Tax Collector	P O Box 981049 Boston, MA 02298-1049	Property Tax
Abington Township Tax Office	1176 Old York Rd, Abington, PA 19001	Regulatory Assessments
Alabama Department of Revenue	50 N Ripley St, Montgomery, AL 36130	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Albemarle County Tax Collector	PO Box 7604 Merrifield, VA 22116-7604	Property Tax
Alexandria Finance Department	301 King St, Alexandria, VA 22314	Property Tax
Alief ISD Tax Office	PO Box 368 Alief, TX 77411	Property Tax
AMERICAN FINANCIAL CREDIT SERVICES, INC.	PO BOC 4746 Carmel, MS 46082-3131	Property Tax
Amesbury Municipal Tax Collector	Dept. 460 P.O. Box 4110 Woburn, MA 01888-4110	Property Tax
Ansonia City Tax Collector	PO Box 253 Ansonia, CT 06401	Property Tax
Arizona Department of Revenue	1600 W Monroe St, Phoenix, AZ 85007	Income, Gross Receipts and Franchise Tax
Arkansas Department of Finance and Administration	1509 W 7th St, Little Rock, AR 72201	Income, Gross Receipts and Franchise Tax
Arkansas Dept. of Finance and Administration	1900 W 7th St, Little Rock, AR 72201	Regulatory Assessments
Asotin County Tax Collector	P O Box 429 Asotin, WA 99402	Property Tax
Attleboro Municipal Tax Collector	77 Park St Attleboro, MA 02703	Property Tax
Beaufort County Treasurer	PO Box 105176 Atlanta, SC 30348-5176	Property Tax
Bell County	Bell County Tax Assessor-Collector	Property Tax
Benton County Tax Collector	2113 W Walnut St, Rogers, AR 72756	Property Tax
Berkheimer Tax Administrator	PO Box 21810. Lehigh Valley, PA 18002	Regulatory Assessments

Berks County Tax Collection Committee	1125 Berkshire Blvd, Suite 115, Wyomissing, PA 19610	Regulatory Assessments
Berlin Municipal Tax Collector	108 Shed Rd Berlin, VT 05602-9049	Property Tax
Bernalillo County Tax Collector	PO BOX 27800 Albuquerque, NM 87125- 7800	Property Tax
Bexar County Tax Assessor-Collector	Vista Verde Plaza Building, 233 N. Pecos La Trinidad, San Antonio, TX 78207.	Property Tax
Bossier Parish Sheriff	204 Burt Blvd, Benton, LA 71006	Property Tax
Boston Assessing Department	1 City Hall Square, Room 301, Boston, MA 02201-2011	Property Tax
Bourne Municipal Tax Collector	PO BOX 4110 Department 7680 Woburn, MA 01888-4110	Property Tax
Braintree Municipal Tax Collector	PO BOX 859209 Braintree, MA 02185- 9209	Property Tax
Branford Town Tax Collector	Dept# 000303 PO Box 1380 Hartford, CT 06104-1380	Property Tax
Brazoria County Tax Office	111 E. Locust St. Angleton, TX 77515	Property Tax
Brazos County Tax Office	4151 County Park Ct, Bryan, TX 77802	Property Tax
Bridgeport City Tax Collector	325 Congress Street Bridgeport, CT 06604	Property Tax
Bristol City Tax Collector	PO Box 1040 Bristol, CT 06011-1040	Property Tax
Brockton Municipal Tax Collector	PO Box 1000 Brockton, MA 02303-1000	Property Tax
Brookfield Town Tax Collector	PO Box 508 Brookfield, CT 06804-0508	Property Tax
Brunswick County Tax Collector	P.O. Box 580335 Charlotte, NC 28258- 0335	Property Tax

Burlington Municipal Tax Collector	Dept.7330 P.O Box 4110 Woburn, MA 01888-4110	Property Tax
Burnet County Tax Assessor-Collector	1701 E. Polk St., Ste. 96, Burnet, TX 78611	Property Tax
California Department of Tax and Fee Administration (CDTFA)	651 Bannon Street, Suite 100, Sacramento, CA 95811-0299	Sales & Use Tax
California Franchise Tax Board	450 N St, Sacramento, CA 95814	Income, Gross Receipts and Franchise Tax
Cameron County Tax Assessor- Collector	835 E. Levee St., 1st Floor, Brownsville, TX 78520	Property Tax
Canton Town Tax Collector	PO Box 168 Collinsville, CT 06022-168	Property Tax
Chelan County Tax Collector	PO Box 1441 Wenatchee, WA 98807-1441	Property Tax
Chesapeake City Tax Collector	PO Box 16495 Chesapeake, VA 23328- 6495	Property Tax
Cheshire Town Tax Collector	84 South Main Street PO BOX 129 Cheshire, CT 06410-0129	Property Tax
Chesterfield County Tax Collector	P.O. Box 70 Chesterfield, VA 23832-0906	Property Tax
City of Holyoke Tax Collector	PO Box 4135 Woburn, MA 01888-4135	Property Tax
City of McAllen	311 N. 15th St McAllen, TX 78501	Property Tax
City of North Haven Tax Collector	PO Box 900 Hartford, CT 06143-0900	Property Tax
City Of Savannah, Georgia	P.O. Box 1027 2 East Bay Street Savannah, GA 31401	Regulatory Assessments
City of Worcester Tax Collector	P.O. Box 15588 Worcester, MA 01615- 0588	Property Tax
Clallam County Tax Collector	223 East 4th St Ste 3 Port Angeles, WA 98362-3000	Property Tax
Clark County Treasurer's Office	300 Corporate Drive Suite 105, Jeffersonville, Indiana 47130	Property Tax

Clinton Town Tax Collector	54 East Main Street Clinton, CT 06413	Property Tax
Colchester Town Tax Collector	127 Norwich Ave Colchester, CT 06415	Property Tax
Collin County Tax Assessor-Collector	P O Box 8046 McKinney, TX 75070-8046	Property Tax
Colonial Heights City Tax Collector	201 James Avenue P O Box 3401 Colonial Heights, VA 23834	Property Tax
Colorado Department of Revenue	1375 Sherman St, Denver, CO 80203	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Comal County Tax Assessor-Collector	205 N. Seguin Ave., New Braunfels, TX 78130	Property Tax
Comptroller of Maryland, Revenue Administration Division	301 W. Preston Street, Baltimore, MD 21201	Sales & Use Tax
Connecticut Department of Revenue Services	25 Sigourney St, Hartford, CT 06106	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Contra Costa County Tax Collector	PO Box 51104 Los Angeles, CA 90051- 5104	Property Tax
Cowlitz County Tax Collector	207 North 4th Ave Kelso, WA 98626-4192	Property Tax
Cromwell Town Tax Collector	41 West Street Cromwell, CT 06416	Property Tax
Culpeper Town Tax Collector	400 S Main Street Culpeper, VA 22701- 3146	Property Tax
Cypress-Fairbanks ISD Tax Assessor- Collector	PO BOX 203908 Houston, TX 77216-3908	Property Tax
D.C. Office of Tax and Revenue	1101 4th Street, SW, Suite 270 West, Washington, DC 20024	Sales & Use Tax
Dallas County Tax Assessor-Collector	500 Elm St., Suite 3300, Dallas, TX 75202	Property Tax
Danbury City Tax Collector	PO Box 237 Danbury, CT 06813	Property Tax
Danville City Tax Collector	PO Box 3308 Danville, VA 24543	Property Tax
Dartmouth Municipal Tax Collector	PO Box 981003 Boston, MA 02298-1003	Property Tax

Delaware Department of Finance	820 N French St, Wilmington, DE 19801	Income, Gross Receipts and Franchise Tax
Delaware Division of Corporations	401 Federal St #4, Dover, DE 19901	Regulatory Assessments
Delaware Division of Corporations (Dept of Revenue)	401 Federal Street – Suite 4 Dover, DE 19901	Income, Gross Receipts and Franchise Tax
Delaware Division of Corporations (Dept of State)	401 Federal St #4, Dover, DE 19901	Regulatory Assessments
Denton County Tax Assessor-Collector	1505 E. McKinney St., Denton, TX 76209	Property Tax
Denver Treasury Division	201 W Colfax Ave UNIT 1109, Denver, CO 80203	Property Tax
DeSoto County Tax Collector	365 Losher St., Ste 110 Hernando, MS 38632-2144	Property Tax
District of Columbia Office of Tax and Revenue	1101 4th St SW, Washington, DC 20024	Income, Gross Receipts and Franchise Tax
Dona Ana County Tax Collector	PO BOX 1179 Las Cruces, NM 88004- 1179	Property Tax
Douglas County Tax Commissioner	6200 Fairburn Rd, Douglasville, GA 30134	Property Tax
East Hampton Town Tax Collector	1 Community Dr East Hampton, CT 06424	Property Tax
East Haven Town Tax Collector	PO BOX 120306 East Haven, CT 06512- 0306	Property Tax
East Lyme Town Tax Collector	PO Box 511 Niantic, CT 06357-0511	Property Tax
Ector County Tax Assessor-Collector	1010 E 8th St #100, Odessa, TX 79761, US	Property Tax
El Paso County Tax Assessor-Collector	301 Manny Martinez Dr., 1st Floor, El Paso, Texas 79905	Property Tax
Ellis County Tax Office	109 S Jackson St., P.O. Drawer 188, Waxahachie, TX 75165	Property Tax
Erath County Tax Assessor-Collector	222 E College St, Stephenville, TX 76401	Property Tax
Fairfield Town Tax Collector	PO Box 638 Fairfield, CT 06824	Property Tax
Fairhaven Municipal Tax Collector	40 Center Street Fairhaven, MA 2719	Property Tax

First Colony L.I.D	11111 Katy Freeway #725 Houston, TX 77079-2197	Property Tax
Florence County Treasurer's Office	180 N Irby St # 106, Florence, SC 29501, US	Property Tax
Florida Department of Revenue	5050 W Tennessee St, Tallahassee, FL 32399	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Fluvanna County Tax Collector	PO Box 299 Palmyra, VA 22963-0299	Property Tax
Forrest County Tax Collector	PO Box 1689 Hattiesburg, MS 39403	Property Tax
Framingham Municipal Tax Collector	City of Framingham P.O. Box 847035 Boston, MA 02284-7035	Property Tax
Franklin County Tax Collector	400 East Locust Room 103 Union, MO 63084	Property Tax
Frederick County Tax Collector	PO Box 7418 Merrifield, VA 22116-7418	Property Tax
Fredericksburg City Tax Collector	P.O. Box 967 Fredericksburg, VA 22404	Property Tax
Freetown Municipal Tax Collector	Department 6340 Woburn, MA 01888- 4110	Property Tax
Galveston County Tax Office	722 21st Street (Moody Avenue), Galveston, TX 77550	Property Tax
Georgetown County Treasurer	PO Box 1422 Columbia, SC 29202-1422	Property Tax
Georgia Department of Revenue	1800 Century Blvd NE, Atlanta, GA 30345	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Glastonbury Town Tax Collector	PO Box 376 Glastonbury, CT 06033-0376	Property Tax
Gloucester County Tax Collector	6489 Main St Gloucester, VA 23061-6102	Property Tax
Granby Town Tax Collector	15 N Granby Rd Granby, CT 06035	Property Tax
Grant County Treasurer's Office	401 S Adams St # 229, Marion, IN 46953	Property Tax
Grays Harbor County Tax Collector	P.O. Box 3022 Tacoma, WA 98401-3022	Property Tax

Groton Town Tax Collector	PO BOX 981061 Boston, CT 02298-1061	Property Tax
Hampton City Tax Collector	PO Box 3800 Hampton, VA 23663-3800	Property Tax
Hanover County Treasurer	PO Box 507 Hanover, VA 23069-0507	Property Tax
Harris County Tax Assessor-Collector	P.O. Box 4622, Houston, Texas 77210-4622	Property Tax
Harrison County Tax Collector	P.O. Box 1270 Gulfport, MS 39502	Property Tax
Hartford City Tax Collector	P O Box 412834 Boston, CT 02241-2834	Property Tax
Harwich Municipal Tax Collector	Department 7530 P O Box 4110 Woburn, MA 01888-4110	Property Tax
Hawaii Department of Taxation	830 Punchbowl St, Honolulu, HI 96813	Income, Gross Receipts and Franchise Tax
Hays County Tax Assessor-Collector	712 S Stagecoach Trail, Ste. 1120, San Marcos, TX 78666	Property Tax
Henrico County Tax Collector	PO Box 105155 Atlanta, VA 30348-5155	Property Tax
Hidalgo County Tax Assessor- Collector	2804 S. Business Hwy 281, Edinburg, TX 78539	Property Tax
Hinds County Tax Collector	PO Box 1727 Jackson, MS 39215-1727	Property Tax
Holyoke Municipal Tax Collector	PO Box 4135 Woburn, MA 01888-4135	Property Tax
Hopewell City Tax Collector	PO Box 199 Hopewell, VA 23860-0199	Property Tax
Humble ISD Tax Office	P O Box 4020 Houston, TX 77210-4020	Property Tax
Idaho State Tax Commission	800 Park Blvd, Boise, ID 83712	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Illinois Department of Revenue	101 W Jefferson St, Springfield, IL 62702	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Indiana Department of Revenue	100 N Senate Ave, Indianapolis, IN 46204	Income, Gross Receipts and Franchise Tax; Sales & Use Tax

Iowa Department of Revenue	201 E 14th St, Des Moines, IA 50319	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Island County Tax Collector	PO Box 699 Coupeville, WA 98239-0699	Property Tax
Isle of Wight County Tax Collector	PO Box 79 Isle Of Wight, VA 23397	Property Tax
James City County Tax Collector	PO Box 844637 Boston, VA 02284-4637	Property Tax
Jefferson County Tax Assessor- Collector	1001 Pearl St, Beaumont, TX 77701	Property Tax
Johnston County Tax Office	207 E Johnston St, Smithfield, NC 27577, US	Property Tax
Johnston County Treasurer	403 W. Main, Suite 103, Tishomingo, OK 73460	Property Tax
Kansas Department of Health and Environment	900 SW Jackson, Suite 900 N, Topeka, KS 66612	Regulatory Assessments
Kansas Department of Revenue	120 SE 10th Ave, Topeka, KS 66612	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Kentucky Department of Revenue	200 Fair Oaks Ln, Frankfort, KY 40601	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
King County Tax Collector	201 South Jackson Street #710 Seattle, WA 98104	Property Tax
Kitsap County Tax Collector	PO Box 169 Port Orchard, WA 98366-0169	Property Tax
Laclede County Tax Collector	200 North Adams St. Lebanon, MO 65536	Regulatory Assessments
Lamar County Tax Collector	PO Box 1170 Vernon, AL 35592	Property Tax
Laredo ISD Tax Office	904 Juarez Ave Laredo, TX 78040	Property Tax
Lauderdale County Tax Collector	PO Box 794 Florence, AL 35631-0794	Property Tax
Lee County Tax Collector	Dept PP P O Box 2413 Opelika, AL 36803- 2413	Property Tax
Leflore County Assessor	100 S. Broadway, Suite A, Poteau, OK 74953	Property Tax
Los Angeles County Tax Collector	P.O. BOX 54027 Los Angeles, CA 90054- 0027	Property Tax

Loudoun County Tax Collector	PO Box 1000 Leesburg, VA 20177-1000	Property Tax
Louisiana Department of Revenue	617 N 3rd St, Baton Rouge, LA 70802	Income, Gross Receipts and Franchise Tax
Lubbock County Tax Assessor- Collector	916 Main St, Suite 102, Lubbock, TX 79401	Property Tax
Lynchburg City Tax Collector	PO Box 9000 Lynchburg, VA 24505-9000	Property Tax
Madison Town Tax Collector	PO Box 587 Madison, CT 06443	Property Tax
Maine Revenue Services	51 State House Station, Augusta, ME 04333	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Manatee County Tax Collector	P.O. Box 25300 Bradenton, FL 34206-5300	Property Tax
Manchester Town Tax Collector	P O BOX 191 Manchester, CT 06045-0191	Property Tax
Maricopa County Treasurer	PO Box 52133 Phoenix, AZ 85072-2133	Property Tax
Marin County Tax Collector	P.O. BOX 4220 San Rafael, CA 94913- 4220	Property Tax
Maryland Comptroller of the Treasury	80 Calvert St, Annapolis, MD 21404	Income, Gross Receipts and Franchise Tax
Maryland Dept of Assessments & Taxation	PO Box 17052 Baltimore, MD 21297-1052	Property Tax
Mason County Treasurer	304 E. Ludington Avenue, Suite 104, Ludington, MI 49431-2121	Property Tax
Massachusetts Department of Revenue	100 Cambridge Street, Boston, MA 02114	Sales & Use Tax
Meriden City Tax Collector	PO Box 150431 Hartford, CT 06115-0431	Property Tax
Michigan Department of Treasury	430 W Allegan St, Lansing, MI 48922	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Middletown City Tax Collector	245 DeKoven Drive Middletown, CT 06457	Property Tax
Milford City Tax Collector	PO Box 3025 Milford, CT 06460-0825	Property Tax

Milford Municipal Tax Collector	Department 2450 P.O. Box 986500 Boston, MA 02298-6500	Property Tax
Minnesota Department of Revenue	600 N Robert St, St Paul, MN 55101	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Mississippi Department of Revenue	500 Greymont Ave, Jackson, MS 39202	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Missouri Department of Revenue	301 W High St, Jefferson City, MO 65101	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
ModioHealth, Inc.	182 Howard St., #645, San Francisco, CA 94105	Regulatory Assessments
Monroe Town Tax Collector	7 Fan Hill Rd Monroe, CT 06468	Property Tax
Montana Department of Revenue	125 N Roberts St, Helena, MT 59620	Income, Gross Receipts and Franchise Tax
Montgomery County Tax Assessor- Collector	400 N San Jacinto St, Conroe, TX 77301	Property Tax
Naugatuck City Tax Collector	Department 6070 PO Box 4110 Woburn, CT 01888-4110	Property Tax
Nebraska Department of Revenue	301 Centennial Mall S, Lincoln, NE 68509	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
New Britain City Tax Collector	27 West Main Street Room 104 New Britain, CT 06051-4237	Property Tax
New Fairfield Town Tax Collector	4 Brush Hill Rd New Fairfield, CT 06812	Property Tax
New Hampshire Department of Revenue Administration	45 Chenell Dr, Concord, NH 03302	Income, Gross Receipts and Franchise Tax
New Haven City Tax Collector	165 Church ST New Haven, CT 06510	Property Tax
New Jersey Department of the Treasury	50 Barrack St, Trenton, NJ 08625	Income, Gross Receipts and Franchise Tax
New Jersey Division of Taxation	50 Barrack Street, Trenton, NJ 08695	Sales & Use Tax
New Mexico Department of Transportation	1120 Cerrillos Road Santa Fe, NM 87505	Regulatory Assessments
New Mexico Public Regulation Commission	142 W Palace Ave, Santa Fe, NM 87501	Regulatory Assessments

New Mexico Taxation and Revenue Department	1100 S St Francis Dr, Santa Fe, NM 87504	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
New Milford Town Tax Collector	PO Box 150416 Hartford, CT 06115-0416	Property Tax
New York City Department of Finance	1 Centre St, New York, NY 10007	Income, Gross Receipts and Franchise Tax
New York State Department of Taxation and Finance	89 Washington Ave, Albany, NY 12234	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Newington Town Tax Collector	200 Garfield St. Newington, CT 06111	Property Tax
Newport News City Tax Collector	PO Box 975 Newport News, VA 23607- 0975	Property Tax
Newton Municipal Tax Collector	PO Box 9137 Newton, MA 02460-9137	Property Tax
Newtown Town Tax Collector	PO BOX 5 Newtown, CT 06470	Property Tax
Norfolk City Tax Collector	PO Box 749456 Atlanta, VA 30374-9456	Property Tax
North Adams Municipal Tax Collector	10 Main Street North Adams, MA 01247	Property Tax
North Andover Municipal Tax Collector	Department 7640 PO Box 4110 Woburn, MA 01888-4110	Property Tax
North Branford Town Tax Collector	PO Box 349 North Branford, CT 06471	Property Tax
North Carolina Department of Revenue	501 N Wilmington St, Raleigh, NC 27604	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
North Haven Town Tax Collector	18 Church ST North Haven, CT 06473	Property Tax
Northborough Municipal Tax Collector	Department 3810 PO Box 4110 Woburn, MA 01888-4110	Property Tax
Norton City Tax Collector	618 Virginia Avenue NW, P.O. Box 618, Norton, VA 24273	Regulatory Assessments
Norwalk City Tax Collector	125 East Avenue Norwalk, CT 06851	Property Tax
Norwich City Tax Collector	100 Broadway Norwich, CT 06360	Property Tax

Nueces County Tax Assessor-Collector	901 Leopard St, Suite 301, Corpus Christi, TX 78401	Property Tax
Oak Park City Treasurer (Oakland)	14000 Oak Park Blvd Oak Park, MI 48237	Property Tax
OFFICE OF LONG-TERM LIVING	P O BOX 8025 HARRISBURG, PA 17105- 8025	Regulatory Assessments
Ohio Department of Taxation	30 E Broad St, Columbus, OH 43215	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Okanogan County Tax Collector	PO Box 111 Okanogan, WA 98840	Property Tax
Oklahoma Tax Commission	2501 N Lincoln Blvd, Oklahoma City, OK 73194	Income, Gross Receipts and Franchise Tax
Old Saybrook Town Tax Collector	PO BOX 844511 Boston, CT 02284-4511	Property Tax
Onslow County Tax Collector	234 NW Corridor BLVD Jacksonville, NC 28540	Property Tax
Orange County Tax Collector	PO Box 545100 Orlando, FL 32854-5100	Property Tax
Orange Town Tax Collector	617 Orange Center Rd Orange, CT 06477	Property Tax
Oregon Department of Revenue	955 Center St NE, Salem, OR 97301	Income, Gross Receipts and Franchise Tax
Orleans Municipal Tax Collector	PO BOX 881 Reading, MA 01867-0407	Property Tax
Parker County Appraisal District	1108 Santa Fe Dr, Weatherford, TX 76086	Property Tax
Pennsylvania Department of Revenue	1101 Pine St, Harrisburg, PA 17101	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Petersburg, Virginia, Commissioner of the Revenue	144 N Sycamore St, Petersburg, VA 23803	Regulatory Assessments
Pierce County Tax Collector	PO Box 11621 Tacoma, WA 98411-6621	Property Tax
Pima County Treasurer	240 N. Stone Avenue Tucson, AZ 85701- 1199	Property Tax
Pittsfield Municipal Tax Collector	City of Pittsfield P O Box 981063 Boston, MA 02298-1063	Property Tax

Poquoson City Tax Collector	P.O. Box 2319 Poquoson, VA 23662-0319	Property Tax
Portsmouth City Tax Collector	PO Box 7847 Portsmouth, VA 23707-0847	Property Tax
Potter County Tax Assessor-Collector	900 S Polk St, Amarillo, TX 79101	Property Tax
Pottsville City Hall	404 W. Market Street, Pottsville, PA 17901	Regulatory Assessments
Putnam Town Tax Collector	Department 1510 PO Box 986500 Boston, CT 02298-6500	Property Tax
Rankin County Tax Collector	211 E. Government St., Ste. B Brandon, MS 39042-3269	Property Tax
Reeves County Appraisal District	PO Box 1229 Pecos, TX 79772	Property Tax
Rhode Island Division of Taxation	1 Capitol Hill, Providence, RI 02908	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Richmond City Tax Collector	PO BOX 70622 Philadelphia, VA 19176- 0622	Property Tax
Ridgefield Town Tax Collector	400 Main St PO BOX 299 Ridgefield, CT 06877-0299	Property Tax; Regulatory Assessments
Roanoke City Tax Collector	P.O. Box 1451 Roanoke, VA 24007-1451	Property Tax
Rocky Hill Town Tax Collector	PO Box 629 Rocky Hill, CT 06067	Property Tax
Rutherford County Tax Collector	125 W 3rd Street, Rutherfordton, NC 28139	Property Tax
San Diego County Tax Collector	PO BOX 129009 San Diego, CA 92112	Property Tax
San Mateo County Tax Collector	PO Box 45901 San Francisco, CA 94145- 0901	Property Tax
Sandwich Municipal Tax Collector	PO Box 986535 Department 1200 Boston, MA 02298-6535	Property Tax
Sault Sainte Marie City Treasurer (Chippewa)	225 E Portage Ave Sault Sainte Marie, MI 49783	Property Tax
Seymour Town Tax Collector	P O Box 471 Bridgeport, CT 06601-0471	Property Tax

Shelby County Occupational License Fee Office	419 Washington Street, Shelbyville, KY 40065	Regulatory Assessments
Shelton City Tax Collector	PO Box 273 Shelton, CT 06484-0273	Property Tax
Simsbury Town Tax Collector	PO BOX 4156 Woburn, CT 01888-4156	Property Tax
Solano County Treasury	PO Box 51094 Los Angeles, CA 90051- 5394	Property Tax
South Carolina Department of Revenue	301 Gervais St, Columbia, SC 29201	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Southbury Town Tax Collector	Department 3610 PO Box 4110 Woburn, CT 01888-4110	Property Tax
Southington Town Tax Collector	P.O. Box 579 Southington, CT 06489-0579	Property Tax
Spokane County Tax Collector	P.O. Box 199 Spokane, WA 99210-0199	Property Tax
Spotsylvania County Tax Collector	PO Box 9000 Spotsylvania, VA 22553	Property Tax
Spring ISD Tax Office	PO Box 676511 Dallas, TX 75267-6511	Property Tax
Springfield City Tax Collector	PO Box 4124 Woburn, MA 01888-4124	Property Tax
Stafford County Tax Collector	P.O. Box 5000 Stafford, VA 22555-5000	Property Tax
Stamford City Tax Collector	PO Box 50 Stamford, CT 06904-0050	Property Tax
Stanislaus County Treasurer-Tax Collector	1010 10th St, Suite 2500, Modesto, CA 95354	Property Tax
Stratford Town Tax Collector	PO Box 9722 Stratford, CT 06615-9122	Property Tax
Swampscott Municipal Tax Collector	P O Box 886 Reading, MA 01867-0124	Property Tax
Tarrant County Tax Assessor-Collector	PO Box 961018 Fort Worth, TX 76161- 0018	Property Tax
Taylor County Tax Collector	1534 S. Treadaway Blvd. Abilene, TX	Property Tax
Tennessee Department of Revenue	500 James Robertson Pkwy, Nashville, TN 37243	Income, Gross Receipts and Franchise Tax; Sales & Use Tax

Texas Comptroller of Public Accounts	111 E 17th St, Austin, TX 78774	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Texas Department Of Licensing And Regulation	920 Colorado St, Austin, TX 78701	Regulatory Assessments
The Agency for Health Care Administration	2727 Mahan Drive, Tallahassee, Florida 32308	Regulatory Assessments
Thurston County Tax Collector	3000 PACIFIC AVE SE Olympia, WA 98501-2043	Property Tax
Tom Green County Appraisal District	2302 Pulliam St, San Angelo, TX 76905	Property Tax
Tomball ISD Tax Office	PO Box 276 Tomball, TX 77377-0276	Property Tax
Torrington City Tax Collector	140 Main Street, Room 134 Torrington, CT 06790	Property Tax
Town of Brattleboro	230 Main St Suite 111 Brattleboro, VT 05301	Property Tax
Township Of Neptune New Jersey	25 Neptune Boulevard, Neptune, NJ 07753	Regulatory Assessments
Travis County Tax Assessor-Collector	P.O. Box 149326, Austin, TX 78714-9326	Property Tax
Treasurer-State Of New Jersey	125 West State Street, Trenton, NJ 08625	Regulatory Assessments
Trumbull Town Tax Collector	5866 Main St PO Box 110326 Trumbull, CT 06611-0326	Property Tax
U.S. Department of the Treasury	1500 Pennsylvania Ave., NW, Washington, DC 20220	Income, Gross Receipts and Franchise Tax
Utah State Tax Commission	210 N 1950 W, Salt Lake City, UT 84134	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Vermont Department of Taxes	133 State St, Montpelier, VT 05633	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Vernon Town Tax Collector	8 Park Place PO Box 387 Vernon, CT 06066	Property Tax
Virginia Department of Taxation	600 E Main St, Richmond, VA 23219	Income, Gross Receipts and Franchise Tax; Sales & Use Tax

Walla Walla County Tax Collector	500 W Main St PO Box 777 Walla Walla, WA 99362	Property Tax
Wallingford Town Tax Collector	PO Box 5003 Wallingford, CT 06492-7503	Property Tax
Warren County Tax Collector	PO Box 1540 Front Royal, VA 22630-0033	Property Tax
Washington Department of Revenue	6400 Linderson Way SW, Tumwater, WA 98501	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Water Valley City Tax Collector	PO Box 888 Water Valley, MS 38965-0888	Property Tax
Waterbury City Tax Collector	PO BOX 1560 Hartford, CT 06144-1560	Property Tax
Waterford Town Tax Collector	15 Rope Ferry Road Waterford, CT 06385- 2886	Property Tax
Watertown Town Tax Collector	61 Echo Lake Road Watertown, CT 06795	Property Tax
Webb County Tax Assessor-Collector	1110 Victoria St, Suite 107, Laredo, TX 78040	Property Tax
West Haven City Tax Collector	PO BOX 150461 Hartford, CT 06115-0461	Property Tax
West Virginia State Tax Department	1101 Kanawha Blvd E, Charleston, WV 25301	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Westport Town Tax Collector	PO Box 350 Westport, CT 06881-0350	Property Tax
Wethersfield Town Tax Collector	PO Box 150452 Hartford, CT 06115-0452	Property Tax
Whatcom County Tax Collector	311 grand Ave Suite 104 Bellingham, WA 98225-4038	Property Tax
Wichita County Tax Assessor- Collector	600 Scott Ave, Suite 103, Wichita Falls, TX 76301	Property Tax
Williamson County Trustee's Office	1320 West Main Street, Suite 203, Franklin, TN 37064.	Property Tax
Wilson County Trustee	228 E Main St, Room 102, Lebanon, TN 37087	Property Tax
Wilton Town Tax Collector	238 Danbury Rd Wilton, CT 06897	Property Tax

Winchester Town Tax Collector	338 Main St Winsted, CT 06098	Property Tax
Windham Town Tax Collector	PO Box 2020 Dept# 000304 Hartford, CT 06144-2020	Property Tax
Windsor Town Tax Collector	275 Broad St Windsor, CT 06095	Property Tax
Winterville City Tax Collector	PO Box 1459 Winterville, NC 28590-1459	Property Tax
Wisconsin Department of Revenue	2135 Rimrock Rd, Madison, WI 53713	Income, Gross Receipts and Franchise Tax; Sales & Use Tax
Woburn Municipal Tax Collector	City of Woburn PO Box 848201 Boston, MA 2284	Property Tax
Wolcott Town Tax Collector	10 Kenea Ave Wolcott, CT 06716	Property Tax
Yakima County Tax Collector	PO Box 22530 Yakima, WA 98907-2530	Property Tax
Yalobusha County Tax Collector	PO Box 1552 Water Valley, MS 38965	Property Tax
York County Tax Collector	PO Box 79172 Baltimore, VA 21279-0172	Property Tax

Annex III

Retained Causes of Action Relating to Litigation

(see attached)

Annex III

Retained Causes of Action Related to Litigation

The retained Causes of Action include all related claims, defenses, cross-claims, and counter-claims related to litigation or possible litigation listed below:

Litigation or Potential Litigation
Adrienne Reed v. Crysten Bell, Logisticare d/b/a ModivCare
Alexa Morales v All Metro Health Care
Alexis Jones v Modivcare
All Metro Home Care Services, Inc. v. New York State Office of Medicaid Inspector General
American Ground Transportation v. Modivcare Inc., Modivcare Solutions, LLC, Cal Optima, et al
Andrea Hinson & Deangelo Davis v. Modivcare, Inc., et al.
Angel Perez v. ModivCare Solutions, LLC, DMAHS, A&S Invalid Coach, Inc
Annette L. Jenkines v Modivcare
Arthur Owens v. Modivcare Solutions, LLC d/b/a Logisticare Solutions and Jane Doe

Asanta S. Buxton, Individually and as successor to the Estate of Lonnie J. Catille, Sr.; Charity Castille; Ena M. Lesure; Ina M. Cook; Lonnie J. Castille, Jr. v. Nathan Miller MD; Coastal Pain & Spinal Diagnostics Medical Group, Inc..; Access Ambulance Services and Does 1 through 100, Inclusive.

Audrey Johnson v. A&B Homecare Solutions LLC
Barroso-Perez, Edwin v. Modivcare, Inc.
Brandy Curtis OSHA Charge
Brent Johnson v. Aray Transports LLC, et al.
Brittnee Harris v. Jie Zhou, Uber Health LLC, and Modivcare Solutions, LLC
Carla Williams and Rodrick Hackworth v. Modivcare Inc.. and Noah's Ark Transportation
Clemmie Williams v. DRA Success corporation; Andra McDaniel; Modivcare Solutions, LLC; and Medtrans Go, Inc.
Cynthia Breece v. United Transportation, LLC ET AL
Danny Evans v. Metro Ambulance, LLC, Life Tech, Inc.., ModivCare Solutions, LLC

Daryl Stokes v. Est of Clary and ModivCare
David M. Beach v. Higi SH LLC, et al
David Pulsifer v. Modivcare Solutions, LLC, Circyoulation LLC, et al
David T Patterson v Caregivers of America
Debbie Marie Howard v. Angaf Solutions, LLC, ModivCare Solutions, LLC and John/Jane Doe
Deborah Slaughter v. Modivcare Solutions, LLC, et al.
Debra Burden v. Rosalind Stewart, Green's Transport, LLC., ModivCare Solutions, LLC, Logisticare Solutions, LLC, Everspan Indemnity Insurance Company
Debra Chabert v. Best Deal Private Car Service, Inc.., Best Deal Car Service 2, Inc.., ModivCare Solutions, LLC, LeRoy Johnson
Debra Jones v. Bethlehem Transportation, Inc.. et al.

Denise Avalos individually and as Successor in Interest to the Estate of Maria Alcaraz, et al v. Modivcare Solutions, Administrative Services Cooperative, et al

Denzell Carswell v. All Metro Health Care

Dexter Sias v. Adu-Gyamfi & Company, Inc.., Adu-Gyamfi &Company, Inc.. d/b/a Berry Medical Transport, Berry Medical Transport, and ModivCare, Inc..
Dianna Guinyard and Diana Claudio Class Action
Dinesh Kalera v. Modivcare Inc.. et al (Whitfield)
Dominick Viti v. Kristina Year, Rowland Transportation, Inc.., To and From Transportation, Inc.., ModivCare Solutions, LLC, The Phoenix Insurance Company

Douglas Selby, an Individual v. EZ Medical Transportation, Modivcare Solutions, LLc, Sammy D. Gullatte & Jane Doe Gullette, Jane Doe 1 & John Doe 2, John and Jane Does 2-10, Black & White Corporations 1-10

Easter Lyons v. Ride Plus, LLC, Modivcare Inc.., Modivcare Solutions, LLC et al
Elaine Bowdoin v. ModivCare, Inc.., Medrock Car Service, Inc..
Elizabeth Hernandez Herrera v. Modivcare Solutions, LLC. ET AL
Ellen Pilley v. LogistiCare Solutions, LLC; ModivCare Solutions, LLC; Highland Crossing, Inc..; Highland Crossing Logistics, Inc..; and Chantel Tate
Ellen Reyes v All Metro Health Care
Estate of Oliver, et. al v. Charles O. Doe, James H. Grant, Smooth Sailing Transportation, LLC, Modivcare Solutions, LLC
Fitz, Dale v. Modivcare, Solutions, LLC
Frances Douglas v. Modivcare Solutions, LLC
Gabriella Arcena De Los Santo v All Metro Health Care

Georgia Insurers Insolvency Pool v. Modivcare Solutions, LLC fka Logistricare Solutions, LLC

Geraldine Nixon Ford, Individually and as the Personal Representative of the Estate of John Willie Ford v. Modivcare Solutions, LLC, Smiling and Smiling Transportation, LLC, and John Doe Corporation/Company

Gerladine Orr v. ModivCare Solutions, LLC, ModivCare, Inc.
Germantown Cab v. ModivCare Solutions, LLC
Gwendolyn Mobley v. A-1 Transportation & Shuttle Services LLC; Derian House; LGTC & MODV
Heather Swick v. Christophe Getz, Brightcare Transportation, ModivCare Solutions, LLC
Hope Sadler v. Caregivers of America
Ida Williams and Lea'Cimmone Briggs v. Logisticare, Logisticare Solutions,Germantown Cab Company, Germantown Cab Co., Inc..
Instant Transportation LLC vs. Circulation, Inc..
Ivory v. All Metro Health Care
James A. Bates, individually, and administrator of the Estate of Anne Bates v. Superior Medical Transportation, Inc.., ModivCare Solutions, LLC, Timothy Moudy
James Oliver Stephens v. Modivcare, Inc.., et al.
James Perez v. Omoniyi Ogundipe, Scubby Transportation Services, LLC and ModivCare Solutions, LLC
Jayeson Henry v. Modivcare Solutions, LLC
Jeffrey Harris v. Modivcare, Inc.., et al.
Jhovanna Parker v. ModivCare Solutions, LLC, Patterson Transportation Service, LLC
Jimmy Smith v. Helping People First, LLC
Joan Newman as Administratrix of the Estate of Norma A. Leiman Deceased vs. All Metro Health Care Services of New York, Inc.. et al.
Jorge Furcoy v. Mom & Pop Care, Inc.., ModivCare Solutions, LLC
Karen Waters v Modivcare
Kenyatta Godwin v. Express Transporation Agency dba Modivcare Solutions, LLC
L.M. v. ModivCare, Inc.., Deena Invalid Coach, Inc.., Prime Care Medical Services, Inc..
Lewis Hagar, Estate of Johnnie Hagar v. Wellcare of Texas, Inc.., Centene Corporation, ModivCare Solutions, LLC and ModivCare, Inc..
Lewis S. Glass v. Modivcare

Linda Gant v. Riverview Health and Rehabilitation, Inc.. et al.
Love, Jessie vs. H&Z Logistics, Inc.. et. al.
Mae Robertson v. Bridget Buchanan, Acadiana Regional Medical Transportation, LLC, ModivCare Solutions, LLC, and Humana Health Benefit Plan of Louisiana, Inc..
Maria J. Camacho Pineda v. Ride Plus, LLC; Modivcare, Inc..
Marie Longuefosse v. A.B. Homecare Solutions, LLC
Maritika USA LLC v. Modivcare Solutions, LLC, et al.
Marquis and Ronald Hines Class Action
Marquis Hines & Ronald Hines v. ModivCare Solutions, LLC
Marthe Paul v All Metro Health Care
Martin Luque v. Logisticare Solutions LLC, et al
McClendon, Shauntalay v. ModivCare Solutions, LLC
Metellus, Camecise v. Modivcare Solutions, LLC
Michael Mavrovitis, as Power of Attorney of Chistodou Mavrovitis v. All Metro Home Care Services of New York, Inc.. d/b/a All Metro Health Care
Modest (Keltrick) v. ModivCare
Nhi Ngu Tang as Personal Representative for the Estate of Duong Ngu v. Boston Mass Transportation, Inc.., Logisticare Solutions, LLC a/k/a Modivcare, Inc.. and Boris Khavkim
Nicholas Garza v. Brandy Monique Thomas, Texas Medical Transportation, Inc.., ModivCare Solutions, LLC and Timothy Dudley

Nilsa Torres v. ModivCare Solutions, LLC, ModivCare, Inc.., ModivCare Medical Transportation, Tatook Mobility Assistance, New Jersey Property-Liability Guaranty Association, Safeway Medical Transportation, LLC

NJ Department of Labor Audit
NJ State DOL Investigation - Newark
Norman Fishbein, Executor of The Estate of Barbara Trzciesnky v. A&B Homecare Solutions, LLC, Modivcare, Inc.., and Stefany Guerrero
Orlando Clark v. Fortune Transportation Group, LLC, ModivCare Solutions, LLC
Ortega v. California Department of Health Care Services
Penquis C.A.P. Inc.. v. Department of Administrative and Financial Services, et al.

Protest of ModivCare Solutions, LLC In Connection with the Department of Health and Human Services & Human Services Solicitation No. 5400028336
Protest under Request for Applications (RFA) No. 06-24 Medical Assistance Transportation Program Services in Philadelphia County
Qadriyyah Hill v. Magellan Medical Transport, Lakisha Riley, ModivCare Solutions, LLC
Rachel Corbett v. ModivCare Solutions, LLC, ModivCare, Inc.., Acme Corporation, and Jane Doe
Raphael Crawford v. A-Z Medical Transportation, LLC, H&Z Logistics Inc.., Marwan Al Khalas, Zaid Hani, Individually, and Zaid Hani d/b/a H&Z Logistics Inc.., Modivcare, Inc.., and Does 5-25
Reading Metro, LLC v. Modivcare, Inc..
Robert Klebetz v. Doris Johnson, Angels Medical Transportation, LLC, ModivCare, Inc.., ModivCare Solutions, LLC
Robert L. Freidman, individually, and as Administrator to the Estate of Susan Freidman
Roberta Gwin v. Modivcare Solutions, LLC; Modivcare, Inc..; AllWell Transportation, Inc..; and John Doe, an Unidentified Individual
Ronnie Hunt v. Life Tech, Inc.., ModivCare Solutions, LLC, Naji Smith, Bayada Home Health Care, Inc.., Everton Anglin
Ryan Martin v. Modivcare Solutions, LLC
Sadie Donnell & Christopher Smith v. Logisticate Solutions, LLC
Sadie Donnell and Christopher Smith
Sally Triano v. Frevent Navere Millet
Sandra Padilla Hernandez and Fatima Zhindon v. ModivCare Solutions, Inc.., Agnes Transportation, LLC
Sandrock v. Medlink Medical Transport
Santa Guerrero v. Carefinders Total Care, Balance Holding, LLC, County of Passaic, State of New Jersey
Sarah Car Care v. LogistiCare Solutions, LLC and ModivCare Solutions, LLC
Schroeder, Mariann v. Modivcare Solutions, LLC
Seini Ika v. Modivcare Solutions, LLC
SeniorCare Emergency Medical Services, Inc.. v. LogistiCare Solutions Independent Practice Association, LLC and ModivCare Solutions, LLC
Shabana Hafiz v. ModivCare, Oscar J, Olmo, Transit Care

Shawn Meadows v. ModivCare Solutions, LLC, Superior Transportation Services Central, LLC, Superior Transportation, Christopher Jordan Brown, Sr. Latasha Taylor, Emergency Training Services, LLC, Superior Transportation Service Central, LLC, Arthur Lee Willis Jr. Enterprises, LLC d/b/a Priority Care Transit

Shinicqua Williams v All Metro Home Care Services Inc..
Shooshanik Charkhchian v. Logisticare, et al.
Smith, Robert v. Modivcare Solutions, LLC
Sonia Burgos v. ModivCare Solutions, LLC, Care Givers America, Care Finders Total Care, Ceudy De La Cruz
Sonya Ross v. John/Jane Doe and Modivcare Solutions, LLC
Stacie Rogers v. ModivCare Solutions, LLC, ModivCare, Inc.., Lyft, Inc.., Lyft Healthcare, Inc..
Strobel, Mark K. v. Modivcare Inc..
Sufunda Samuel v. RNR Transportation, LLC et al.
Sufunda Samuel v. Sharon Harris et al.
Suzanne Betts, as Testator of the Estate of Frances Betts, Deceased v. All Metro Health Care, All Metro Home Care Services of New York, Inc.. and Modivcare
Suzie Plumaj v Modivcare Solutions, LLC
Terence White v. Tyrone Reed d/b/a Roni Enterprises, LLC, ModivCare Solutions, LLC and Shannon Dion Carrier
Theresa Henry v. Good day Transport, Inc.., Kenbar Enterprises, Inc.., Access Cars, LLC, ModivCare, Inc.., ModivCare Solutions, Taylor Franklin

Theresa Lyons, Individually and as Personal Representative of the Estate of Rosa Lyons, and Jessica Lyons v. ModivCare Solutions, LLC, Best Neighbor Transportation, LLC, Simeon Tito and Addisu Beranhu Lemma

Tina Hager v. Uber Technologies, Inc.. et al.
Trinidad De La Cruz v. Logisticare, Logisticare Solutions, LLC, Regional Medical Transportation, Inc.
Tristen Brenner v. ModivCare Solutions, LLC et al.
Turner, Coolyn v. Modivcare Solutions, LLC
Veda Roberson v. Modivcare Inc.., Access A Ride Corp. and Special Needs Transportation, LLC
VInc.ent Staley v. A-1 Transportation & Shuttle Services LLC; Derian House; LGTC & MODV

Waldo Community Action Partners v. Department of Administrative and Financial Services, et al.
Walker v. M Run LLC, Modivcare
Willard McClam v. Fortune Transportation Group, LLC, ModivCare Solutions, LLC
Willie Cromartie v. ModivCare Solutions, LLC, Deena Invalid Coach, Inc.., Lloyd's of London, Accreddited Specialty Insurance Company
Yvette Prophete v. Care Finders Total Care, LLC
Zane Whitfield v. Modivcare Inc..

EXHIBIT B

Redline to Prior Schedule of Retained Causes

[Intentionally Omitted]